UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May, 04th 2014

Date of Report (Date of earliest event reported)

Evergreen-Agra, Inc.

(Exact name of registrant as specified in its charter)

Nevada		98-0460379
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

481 West Bay Rd.

Grand Cayman, Cyaman Islands

KY1-9006

(Address of principal executive offices) (Zip Code)

(345) 321.0165

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Effective May 04, 2014, the board of directors of the issuer accepted the resignation of Harpreet Sangha as Chairman of the Board and as a Director.

Mr. Sangha's 19,600,000 shares will be tendered for cancelation as there were no services rendered and no consideration given for the shares.

Therefore the capitalization of the issuer will be reduced by 19,600,000 shares representing Approx. 46% of the current issue.

Item 8.01 Other Events

(a) Mr. Sangha's 19,600,000 shares will be tendered for cancelation as there were no services rendered and no consideration given for the shares.

Therefore the capitalization of the issuer will be reduced by 19,600,000 shares representing Approx. 46% of the current issue.

As a result Management will consist of 6 (Six) as follows;

Facundo I. Bacardi

Senior Advisor / Director

Rene Hamouth

Chief Executive Officer / Director

Adrian Towning

Chief Financial Officer

Richard Powell

Advisor / Director

Charlie Hamouth

Chief Operating Officer

Richard Specht

Corporate Secretary / Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Evergreen-Agra, Inc.

May 07, 2014

By: /s/ Rene Hamouth

Name: Rene Hamouth

Title: Chief Executive Officer